Exhibit 10.16

FIRST AMENDMENT TO THE

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

RETIREMENT SAVINGS PLAN

            WHEREAS, Harman International Industries, Incorporated (the "Employer") maintains the Harman International Industries, Incorporated Retirement Savings Plan, as amended and restated (the "Plan") and may amend the Plan pursuant to Section 9.1 of Plan;

            WHEREAS, the Plan desires to be in compliance with the provisions of the Community Renewal Tax Relief Act of 2000;

            WHEREAS, the Plan desires to continue to be in compliance with Internal Revenue Service ("IRS") regulations and such other IRS guidance legally binding on the Plan;

            WHEREAS, the Plan desires to update the definition of "Participating Employer" to include new affiliates and to exclude merged or disposed affiliates; and

            WHEREAS, the Board of Directors of the Employer has resolved that the Plan shall be amended to reflect these intentions.

            NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2001, to read as follows:

            1.         Section 1.1(i) of the Plan is hereby amended to read as follows:

            (i)         "Compensation" shall mean, subject to the limitations herein, any remuneration for services rendered to a Participating Employer paid or payable to the Participant during a Plan Year which is required to be reported as wages on the Participant's Form W-2.  Compensation shall also include any remuneration which is not currently includible in the Participant's gross income by reason of the application of Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) and, effective January 1, 2001 132(f)(4) of the Code.  However, Compensation shall not include:

                        (i)         Reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits, including severance benefits other than payments to a terminating Employee in lieu of notice;

                        (ii)        Any contributions made by the Employer for or on account of the Employees under this Plan, except for Tax-Deferred Contributions, or under any other employee benefit plan other than any specifically excepted herein;

                        (iii)       Except for purposes of Sections 1.1(w), 4.4 and 4.5, any compensation paid or payable by reason of services performed prior to the date the Employee becomes a Participant;

                        (iv)       Any compensation paid or payable by reason of services performed after the date the Employee ceases to be a Participant; and

                        (v)        Any amounts in excess of the annual dollar limit for such Plan Year.  For any Plan Year, the annual dollar limit is $170,000 (in 2000, as adjusted for the cost of living in accordance with Code Section 401(a)(17)(B)).

            Notwithstanding the above provisions to the contrary, Compensation earned but not paid in a Plan Year may include amounts earned but not paid in a Plan Year because of the timing of pay periods and pay days if such amounts are paid during the first few weeks of the following Plan Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees, and no Compensation is included in more than one Limitation Year.

            The "family aggregation" rules as applicable to the determination of Compensation under applicable regulations are deleted effective June 27, 1997.

            2.         Section 1.1(cc) of the Plan is hereby amended effective June 30, 2001 to read as follows:

            (cc)      "Participating Employer" shall mean the Employer and each Affiliated Employer and any such other business entity which, by resolution of its Board of Directors and with the written approval of the Employer, elects to participate in the Plan.  As of June 30, 2001, the Employer and the following Affiliated Employers were Participating Employers:

Audax of America, Inc.                                     Harman Wisconsin, Inc.

Becker of North America, Inc.                          Infinity Systems, Inc.

Crown Audio, Inc.                                                        JBL Incorporated

Harman/Becker Automotive Systems                            Lexicon, Incorporated

Harman/Becker Automotive Systems - KY                   Madrigal Audio Laboratories, Inc.

Harman Enterprises, Inc.                                               Studer USA, Inc.

Harman Music Group, Incorporated

Harman Pro North America, Inc.

For all purposes under the Plan each of the following divisions shall be treated as though it was a separate Participating Employer:

            JBL Professional Manufacturing

            Harman Multimedia

            Harman/Becker Northridge

            Harman/Becker Juarez

            JBL Professional

            IN WITNESS WHEREOF, the Employer has executed this Amendment on the 12th day of September, 2003.

                                                                        HARMAN INTERNATIONAL INDUSTRIES,

                                                                        INCORPORATED

                                                                        By: /s/ Frank Meredith

                                                                              Name:  Frank Meredith

                                                                              Title:    Chief Financial Officer